Exhibit 99.3

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

Quarter Ended
March 31, 2011
Net loss	$(8.1)
Discontinued operations	(0.9)
Income taxes, impact of adjustments	5.8

Adjusted income (loss) from continuing operations	(3.2)

Interest expense, net	19.2
Adjusted income tax benefit	(1.3)
Depreciation expense	7.1
Amortization of intangibles	1.7
Other income, net	(0.2)
Stock-based compensation expense	0.8

Adjusted supplemental EBITDA from continuing operations	$24.1

Adjusted supplemental EBITDA from continuing operations as a % of Net sales	8.1%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	December 31, 2010
Net income (loss)	(4.7)	4.9	5.4	6.8	12.4
Discontinued operations	(0.5)	(0.6)	(1.0)	(2.5)	(4.6)
Income taxes, impact of adjustments	6.1	—	4.3	8.7	19.1

Adjusted income from continuing operations	$0.9	$4.3	$8.7	$13.0	$26.9

Interest expense, net	19.5	19.7	19.7	19.4	78.3
Adjusted income tax expense	0.4	1.9	3.8	5.5	11.6
Depreciation expense	7.6	7.3	7.5	7.1	29.5
Amortization of intangibles	1.8	1.6	1.7	1.6	6.7
Other expense, net	0.9	0.2	0.1	—	1.2
Stock-based compensation expense	0.8	1.6	0.1	1.7	4.2

Adjusted supplemental EBITDA from continuing operations	$31.9	$36.6	$41.6	$48.3	$158.4

Adjusted supplemental EBITDA from continuing operations as a % of Net sales	10.6%	12.0%	13.0%	13.4%	12.3%